Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Reports Results for First Quarter 2008
—Same-Property Portfolio Physical Occupancy of 96.3% and NOI Growth of 3.7%—
BIRMINGHAM, Ala., April 24, 2008 — Colonial Properties Trust (NYSE: CLP), a multifamily real estate investment trust (REIT) with commercial development and management capabilities, today reports results for the quarter ended March 31, 2008.
For the first quarter of 2008, the company reported net income of $14.2 million or $0.30 per diluted share, compared with $31.9 million, or $0.69 per diluted share, for the same period in 2007. Funds from Operations (FFO), a widely accepted measure of REIT performance, for the first quarter of 2008 were $33.1 million, or $0.58 per diluted share, compared with $43.9 million or $0.78 per diluted share in the same period a year ago. The decrease in net income and FFO from the first quarter of 2007 is primarily related to the office and retail joint venture transactions that occurred in 2007, the sale of certain non-core retail assets, and a reduction in gains recognized from for-sale residential activities, partially offset by gains resulting from the repurchase of $50 million of outstanding unsecured senior notes of our operating partnership, Colonial Realty Limited Partnership.
A reconciliation of net income available to common shareholders to FFO is included in the financial tables accompanying this press release.
Highlights for the First Quarter of 2008
•	Achieved multifamily same-property net operating income (NOI) growth of 3.7 percent compared to the first quarter of 2007

•	Ended the quarter with same-property physical occupancy of 96.3 percent

•	Completed development of four multifamily properties consisting of 824 apartment homes

•	Improved liquidity position by increasing revolving line of credit to $675 million

•	Repurchased $50 million of unsecured bonds at an average 12% discount of par value, and recognized gains of $0.10 per diluted share in net income and FFO
“Our multifamily portfolio continued to produce solid operating results with physical occupancy of 96 percent at the end of the quarter and posting same-property NOI growth of 3.7 percent,” stated Reynolds Thompson, Chief Executive Officer of Colonial Properties Trust. “While we are pleased with the first quarter operating results, we remain cautious due to the current economic environment, particularly the negative job growth reported over the past two months. We continue to maintain a strong liquidity position to give us the financial flexibility to take advantage of future opportunities that might be available in this market.”
Multifamily Operating Performance
NOI for the first quarter of 2008 increased 3.7 percent over the first quarter of 2007, for the 28,418 apartment homes included in the consolidated same-property results. This increase represents the

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
18th consecutive quarter of year-over-year same-property NOI growth for the company’s multifamily operations. Multifamily same-property revenues increased 3.3 percent and expenses increased 2.5 percent compared with the first quarter of 2007. These NOI results were driven by continued growth in Austin of 12.7 percent, Raleigh 10.4 percent, Dallas/Ft. Worth 7.6 percent, and Richmond at 7.5 percent compared with the first quarter of 2007.
Multifamily Development Activity
Including joint venture development activity, the company had 2,539 apartment homes under construction at the end of the first quarter of 2008, with a total expected investment by the company of approximately $241.1 million. The company’s current multifamily development pipeline includes seven wholly-owned communities comprising 1,998 units and one joint venture community comprising 541 units. During the first quarter, we completed four multifamily developments representing 824 apartment homes. Developments in the pipeline are primarily located in high-growth Sunbelt markets such as Charlotte, NC and Austin, TX.
Commercial Development Activity
The company has two office and five retail projects under construction at the end of the first quarter, with a total expected investment by the company of approximately $223.8 million. The two office development projects comprise 338,000 square feet of class A office space, and the five retail projects comprise an aggregate of approximately 1.1 million square feet. We anticipate the commercial developments will generally be sold into joint ventures upon completion with the capital expected to be recycled into additional development opportunities.
For-Sale Residential Development
The company had two active for-sale residential development projects at the end of the first quarter of 2008, with total expected project costs of $62.0 million, totaling 124 units. Additionally, the company has two residential lot developments.
The company has completed construction of three condominium/townhouse projects comprised of 285 units, of which 158 units have been sold and 12 units are currently under contract. The net book value of the remaining condominium/townhouse units is $28.2 million, which is classified as held for sale on the company’s balance sheet.
Joint Venture Activity
In January 2008, the company acquired its partner’s 75 percent interest in Colonial Village at Matthews, a 270-unit apartment community located in Charlotte, NC. The company acquired the partner’s interest for a total of $18.4 million, which included the assumption of $11.0 million of secured financing.
Additionally in January 2008, the company, through its wholly-owned subsidiary Colonial Properties Services, Inc., and its joint venture partner sold their interest in Colonial Grand at Canyon Creek, a 336-unit newly developed apartment community located in Austin, TX for a total transaction value of $38.0 million to a new joint venture, which included the assumption of $27.4

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
million of secured financing. As a result of this transaction, the company recognized a promote fee of $0.01 per diluted share in net income and FFO in the first quarter of 2008. The company, through Colonial Realty Limited Partnership, retained a 25 percent interest in the new joint venture and continues to manage and lease the property.
In February 2008, the company disposed of its 10 percent joint venture interest with GPT, which consisted of 6 regional malls comprising 3.1 million square feet for a sales price of $38.3 million. The net proceeds to the company were approximately $6.0 million.
Repurchase of debt and preferred securities
During the first quarter of 2008, the company repurchased $50 million of outstanding unsecured bonds at an average 12% discount to par value, which represents an 8.2% yield to maturity. As a result of the repurchases, the company recognized an aggregate gain of $5.5 million, or $0.10 per diluted share in EPS and FFO.
On April 23, 2008, the company’s Board of Trustees authorized a repurchase program which allows the company to repurchase up to an additional $200 million of outstanding unsecured senior notes of Colonial Realty Limited Partnership. The senior notes may be repurchased from time to time in open market transactions or privately negotiated transactions, subject to applicable legal requirements, market conditions and other factors. The repurchase program does not obligate the company to repurchase any specific amounts of senior notes, and repurchases pursuant to the program may be suspended or resumed at any time from time to time without further notice or announcement. The company will continue to monitor the debt markets and repurchase certain senior notes that meet the company’s required criteria, as funds are available.
Additionally, during the first quarter 2008, the company repurchased 306,750 shares of its outstanding 8 1/8% Series D preferred depositary shares in privately negotiated transactions for an aggregate purchase price of $7.7 million, at an average price of $24.86 per share.
Increase of Revolving Line of Credit to $675 million
In January 2008, the company added $175 million of additional borrowing capacity through the accordion feature in its existing unsecured revolving credit facility, thereby increasing the company’s revolving borrowing capacity to $675 million. The expanded credit facility, which matures in June 2012, will provide additional liquidity to be used to fund the company’s development pipeline and for general corporate purposes.
Quarterly Dividend on Common Shares
On April 23, 2008, the company’s Board of Trustees approved a dividend of $0.50 per common share, payable on May 12, 2008 to shareholders of record as of May 5, 2008, representing an ex-dividend date of May 1, 2008.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
2008 EPS and FFO per Share Guidance
The company affirmed its previously-issued guidance for the full-year 2008 for diluted EPS and FFO per share. That guidance is set forth and reconciled below:

	Full-Year
	2008 Range
	Low	—	High
Diluted EPS	$1.20	—	$1.50
Plus: Real Estate
Depreciation & Amortization	1.80	—	1.80
Less: Gain on Sale of Assets	(0.85)	—	(1.05)

Diluted FFO per share (1)	$2.15	—	$2.25

(1)	The company has the option to redeem its outstanding $125 million 8 1/8 percent Series D preferred shares beginning in late April 2008. If the company redeems all of the outstanding Series D preferred shares in 2008, the company would expect to record a non-cash charge of $0.08 per diluted share related to the write-off of Series D preferred issuance costs. The 2008 FFO per share guidance range does not include the impact the non-cash charge related to such redemption.
Following are updated assumptions included in the company’s full-year 2008 guidance:
•	Multifamily same-property growth in net operating income: 3.5 to 4.5 percent

•	Development spending of $250 million to $300 million

•	Dispositions of $450 million to $500 million

•	Corporate G&A expenses of $21 million to $23 million

•	For-sale income from the company’s development activities: $0.15 to $0.25 per diluted share (EPS and FFO)

•	Land/out-parcel sales: $0.06 to $0.08 per diluted share (EPS and FFO)
The company’s revised assumptions reflect a reduction in development spending as a result of the uncertain economic conditions. In conjunction with the slowing of the development spending in 2008, the company wrote-off approximately $0.8 million, or $0.01 per diluted share (EPS and FFO) related to abandoned pursuit costs in the first quarter of 2008.
The company’s guidance is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, April 24th at 1:00 p.m. Central Time. The call will include a review of the company’s first quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 39950189. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture partnerships and pursuing development opportunities. As of March 31, 2008, the company owned or managed 38,822 apartment units, 16.2 million square feet of office space and 8.1 million square feet of retail shopping space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; risks of development or conversion of for-sale projects; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2008
BALANCE SHEET
($ in 000s)

	As of	As of
	3/31/2008	12/31/2007
ASSETS
Real Estate Assets
Operating Properties	$2,565,375	$2,431,082
Undeveloped Land & Construction in Progress	505,515	531,410

Total Real Estate, before Depreciation	3,070,890	2,962,492

Less: Accumulated Depreciation	(319,143)	(290,134)
Real Estate Assets Held for Sale, net	250,512	253,641

Net Real Estate Assets	3,002,259	2,925,999

Cash and Equivalents	32,301	93,033
Restricted Cash	10,165	10,005
Accounts Receivable, net	18,206	25,534
Notes Receivable	29,759	30,756
Prepaid Expenses	11,678	8,845
Deferred Debt and Lease Costs	18,003	15,636
Investment in Unconsolidated Subsidiaries	61,841	69,682
Other Assets	48,504	50,340

Total Assets	$3,232,716	$3,229,830

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$82,000	$39,316
Notes and Mortgages Payable	1,581,729	1,575,921
Mortages Payable Related to Real Estate Assets Held for Sale	14,309	26,602

Total Long-Term Liabilities	1,678,038	1,641,839

Other Liabilities	114,132	127,663

Total Liabilities	1,792,170	1,769,502

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	2,120	2,439

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	117,331	125,000

Total Preferred Shares and Units, at Liquidation Value	217,331	225,000

Common Equity, including Minority Interest in Operating Partnership	1,221,095	1,232,889

Total Equity, including Minority Interest	1,440,546	1,460,328

Total Liabilities and Equity	$3,232,716	$3,229,830

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)

	As of	As of
	3/31/2008	12/31/2007
Basic
Shares	47,224	47,216
Operating Partnership Units (OP Units)	9,993	10,053

Total Shares & OP Units	57,217	57,269

1Q08	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2008
CONSOLIDATED STATEMENTS OF INCOME
($ in 000s, except per share data)

	Three Months Ended
	3/31/2008	3/31/2007
Revenue
Minimum Rent	$64,872	$93,865
Tenant Recoveries	867	5,233
Other Property Related Revenue	7,761	7,642
Construction Revenues	7,879	12,785
Other Non-Property Related Revenue	5,299	3,243

Total Revenue	86,678	122,768

Operating Expenses
Operating Expenses:
Property Operating Expenses	19,111	25,435
Taxes, Licenses and Insurance	9,488	12,804

Total Property Operating Expenses	28,599	38,239

Construction Expenses	7,266	12,371
Property Management Expenses	2,241	3,490
General and Administrative Expenses	5,780	5,978
Management Fee and Other Expenses	3,685	2,943
Investment and Development (1)	769	138
Depreciation	23,691	32,109
Amortization	771	5,725

Total Operating Expenses	72,802	100,993

Income from Operations	13,876	21,775
Other Income (Expense)
Interest Expense & Debt Cost Amortization	(18,440)	(27,534)
Gain (Loss) on Retirement of Debt	5,471	(64)
Interest Income	791	2,131
Income from Partially-Owned Investments	10,269	6,814
Gain on Sale of Property, net of income taxes of $406 in 2008 and $747 in 2007	1,931	1,325
Income Taxes and Other	874	(233)

Total Other Income (Expense)	896	(17,561)

Income before Minority Interest & Discontinued Operations	14,772	4,214
Minority Interest
Minority Interest of Limited Partners	5	143
Minority Interest in CRLP — Preferred	(1,827)	(1,812)
Minority Interest in CRLP — Common	(1,785)	362

Total Minority Interest	(3,607)	(1,307)

Income from Continuing Operations	11,165	2,907

Discontinued Operations
Income from Discontinued Operations	4,126	6,322
Gain on Disposal of Discontinued Operations, net of income taxes (benefit) of ($14) in 2008 and $1,528 in 2007	2,913	34,801
Minority Interest in CRLP — Common	(1,231)	(7,641)
Minority Interest of Limited Partners	13	(42)

Income from Discontinued Operations	5,821	33,440

Net Income	16,986	36,347

Dividends to Preferred Shareholders	(2,488)	(4,491)
Preferred Share Issuance Costs	(271)	—

Net Income Available to Common Shareholders	$14,227	$31,856

Earnings (Loss) per Share — Basic
Continuing Operations	$0.18	$(0.03)
Discontinued Operations	0.12	0.72

EPS — Basic	$0.30	$0.69

Earnings (Loss) per Share — Diluted
Continuing Operations	$0.18	$(0.03)
Discontinued Operations	0.12	0.72

EPS — Diluted	$0.30	$0.69

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

1Q08	-2-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2008
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)

	Three Months Ended
	3/31/2008	3/31/2007
Net Income Available to Common Shareholders	$14,227	$31,856
Minority Interest in CRLP (Operating Ptr Unitholders)	3,016	7,279
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	—	(142)

Total	17,243	38,993

Adjustments — Consolidated Properties
Depreciation — Real Estate	23,218	34,400
Amortization — Real Estate	366	5,699
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Minority Interest	(4,844)	(36,126)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest (1)	1,925	4,248

Total Adjustments — Consolidated	20,665	8,221

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	5,150	3,682
Amortization — Real Estate	2,358	1,467
Remove: Gain/(Loss) on Sale of Property	(12,298)	(8,481)

Total Adjustments — Unconsolidated	(4,790)	(3,332)

Funds from Operations	$33,118	$43,882

FFO per Share
Basic	$0.58	$0.78
Diluted	$0.58	$0.78

(1)	Amounts recorded during the three months ended March 31, 2008, relate to cost estimates and contingencies resolved for sales transactions recorded during previous periods.
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)

	Three Months Ended
	3/31/2008	3/31/2007
Basic
Shares	46,853	45,964
Operating Partnership Units (OP Units)	10,015	10,579

Total Shares & OP Units	56,868	56,543

Dilutive Common Share Equivalents	161	—

Diluted (1)
Shares	47,014	45,964
Total Shares & OP Units	57,029	56,543

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

1Q08	-3-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended
	1Q08	1Q07
Divisional Total Revenues
Multifamily — Same-Property	$69,656	$67,462
Multifamily — Non Same-Property	8,639	9,027
Office	14,614	38,026
Retail	8,710	25,301

Total Divisional Revenues	101,619	139,816

Less: Unconsolidated Revenues — Mfam	(2,218)	(2,572)
Less: Unconsolidated Revenues — Off	(13,147)	(7,827)
Less: Unconsolidated Revenues — Rtl	(5,338)	(3,669)
Discontinued Operations	(7,416)	(19,008)
Construction Revenues	7,879	12,785
Unallocated Corporate Revenues	5,299	3,243

Cons. Rev, adj — ’08 Disc Ops	86,678	122,768

Add: Add’l Disc Ops Rev, post filing	—	8,479

Total Consol. Rev, per 10-Q / K	$86,678	$131,247

RECONCILIATION OF EXPENSES

	1Q08	1Q07
Divisional Total Expenses
Multifamily — Same-Property	$26,763	$26,115
Multifamily — Non Same-Property	4,268	5,228
Office	4,962	12,832
Retail	2,757	7,442

Total Divisional Expenses	38,750	51,617

Less: Unconsolidated Expenses — Mfam	(1,087)	(1,505)
Less: Unconsolidated Expenses — Off	(4,626)	(2,988)
Less: Unconsolidated Expenses — Rtl	(1,552)	(1,143)
Discontinued Operations	(3,063)	(7,863)
Other Expense	177	121

Total Property Operating Expenses	28,599	38,239
Construction Expenses	7,266	12,371
Property Management Expenses	2,241	3,490
General & Administrative Expenses	5,780	5,978
Management Fee and Other Expenses	3,685	2,943
Investment and Development (1)	769	138
Depreciation	23,691	32,109
Amortization	771	5,725

Cons. Exp, adj —’08 Disc Ops	72,802	100,993

Add: Add’l Disc Ops Exp, post filing	—	5,694

Total Consol. Exp, per 10-Q / K	$72,802	$106,687

RECONCILIATION OF NOI

	1Q08	1Q07
Divisional Total NOI
Multifamily — Same-Property	$42,893	$41,347
Multifamily — Non Same-Property	4,371	3,799
Office	9,652	25,194
Retail	5,953	17,859

Total Divisional NOI	62,869	88,199

Less: Unconsolidated NOI — Mfam	(1,131)	(1,067)
Less: Unconsolidated NOI — Off	(8,521)	(4,839)
Less: Unconsolidated NOI — Rtl	(3,786)	(2,526)
Discontinued Operations	(4,353)	(11,145)
Unallocated Corporate Revenues	5,299	3,243
Other Expenses	(177)	(121)
Construction NOI	613	414
Property Management Expenses	(2,241)	(3,490)
General & Administrative Expenses	(5,780)	(5,978)
Management Fee and Other Expenses	(3,685)	(2,943)
Investment and Development (1)	(769)	(138)
Depreciation	(23,691)	(32,109)
Amortization	(771)	(5,725)

Income from Operations	13,876	21,775
Total Other Income (Expense)	896	(17,561)

Income from Contin’g Ops (2)	14,772	4,214

Disc Ops	—	2,785
07 & 08 Disc Ops Other Inc(Exp)	—	(1,142)

Inc from Cont (2), per 10-Q / K	$14,772	$5,857

Notes:

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

1Q08	-4-	NYSE: CLP